Exhibit 24(b)(3.2):  Amendment, effective September 6, 2017, to the Distribution Agreement dated December 2, 2009, by and between Voya Retirement Insurance and Annuity Company (formerly known as ING Life Insurance and Annuity Company), Variable Annuity Account B and Directed Services LLC

AMENDMENT TO DISTRIBUTION AGREEMENT

This amendment is made effective September 6, 2017, and amends the Distribution Agreement (the “Agreement”) dated December 2, 2009, between Voya Retirement Insurance and Annuity Company (formerly known as ING Life Insurance and Annuity Company), a Connecticut corporation (“VRIAC”) on its own behalf and on behalf of Variable Annuity Account B (the “Account”) and Directed Services LLC (“DSL”). VRIAC, the Account and DSL shall be collectively known as the “Parties.”

WHEREAS, the Parties desire to make certain changes to the Agreement;

NOW, THEREFORE, the Parties hereby agree as follows:

1.      Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.

2.      Wherever ING Life Insurance and Annuity Company or ILIAC appears in the Agreement, it shall be amended to read “Voya Retirement Insurance and Annuity Company” or “VRIAC,” respectively. ING Life Insurance and Annuity Company has legally changed its name to Voya Retirement Insurance and Annuity Company.

3.      The Notice contacts under Item 16 of the Agreement are amended as follows:

(a)    if to ILIAC:

Law Department

Voya Retirement Insurance and Annuity Company

One Orange Way

Windsor, CT 06095-4774

(b)   if to DSL:

Chief Compliance Officer

Directed Services, LLC

One Orange Way

Windsor, CT 06095-4774

4.      Exhibit A of the Agreement is hereby replaced in its entirety with the Exhibit A attached hereto.

5.      Except as amended herein, all terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first set forth above.

VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY	DIRECTED SERVICES LLC

/s/ Chad Tope	/s/ Chad Tope
Name: Chad Tope	Name: Chad Tope
Title: President, Annuities and Life Distribution	Title: Director and President

EXHIBIT A

ING Select Rate

Single Premium Deferred Modified Guaranteed Annuity Contract

Form No. IU-IA-3096

ING Multi-Index 5 & 7

Modified Single Premium Deferred Annuity Contracts

Form Nos. IU-IA-3089 and IU-IA-3090

ING Select Opportunities

Modified Single Premium Deferred Variable Annuity Contract

Form No. IU-IA-4017

Voya Ascend Annuity

Flexible Premium Deferred Combination Variable and Fixed Annuity Contract

Form No. VR-IA-4035(2017)

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